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**BSCMS 03-TOP10 Deal Announcement:
 >Deal Overview & Preliminary Structure Below
 >Term Sheet, Appendix II and Appendix II Footnotes Attached
 >Call Desk for Electronic Copy of RED/See Separate Bloomberg
 >S&P/Fitch Presales expected Tues/Wed, April 8-9th
 >Call Desk to Set up Conf Calls & Meetings
     -NYC/Conf Calls                    April 7-9th
     -Midwest/West Coast Group Call     April 9th
     -Hartford                          April 10th
     -Boston                            April 11th
 >Launch/Price Week of 4/14; Settle on or about 4/29

 ** $1.217Bln  BSCMS 03-TOP10 **
 Joint Lead-Mgrs & Books:     Bear Stearns & Morgan Stanley
 Co-Mgrs:                     Goldman Sachs & Wells Fargo Brokerage
 Sellers: Wells Fargo 26.1%, Morgan Stanley 22.8%, Principal 19.7%, Bear Stearns 17.8%, John Hancock 13.6%

 Collateral:
 -  168 Loans / 202 Properties
 - Retail 36.2%, Office 25.5%, Industrial 10.5%, Multifamily 10.3%, Resi-Coop 6.2%, Hospitality 3.1%, Self Storage 2.3%, Other 6%
 - Southern CA 11.8%, Northern CA 7.5%, NY 16.6%, District of Columbia 5.5%, Florida 5.4%, Virginia 5.2%, New Jersey 5.1%
 -  DSCR 2.29x, Current LTV 58.2%, Balloon LTV 46.5%
 -  Top 10 Loans - 33.9%; Top 5 Loans - 23.7%

 Structure:
 Cls  Amt (MM)     S&P/Fitch     WAL      Win (Mos)    Sub Level   Cert/Value
 A1    $303.3       AAA/AAA     5.70yr      1-110        13.25%      50.5%
 A2    $752.7       AAA/AAA     9.70       110-119       13.25%      50.5%
 B     $ 35.0        AA/AA      9.87       119-119       10.375%     52.2%
 C     $ 38.0        A / A      9.87       119-119        7.25%      54.0%
 D     $ 12.1       A- / A-     9.93       119-120        6.25%      54.6%
 E*    $ 15.2      BBB+/BBB+    9.95       120-120        5.00%      55.3%
 F*    $  9.1       BBB/BBB     9.95       120-120        4.25%      55.7%
 G*    $  7.6      BBB-/BBB-   10.05       120-125        3.625%     56.1%
 X1*   $1217 n'l    AAA/AAA     8.66     Support IO    **Offering TBD**
 X2*   $1121 n'l    AAA/AAA     6.41     PAC IO         (~79MM PV)
 *144a Classes